UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

CAFEPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35468 (Commission file number)	94-3342816 (IRS Employer Identification No.)

6901 A Riverport Drive, Louisville, Kentucky 40258 (Address of principal executive offices, including zipcode)

(502) 995-2268 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Effective as of December 31, 2015, CafePress, Inc., (the “Company”), completed the previously-announced transaction with Hameron Properties I, LLC, (the “Seller”), to purchase approximately 1.6 acres of land and an on-site building with approximately 25,000 square feet located in Louisville, Kentucky, which the Company will use for its corporate offices.

The total cash purchase price paid to Seller, at the closing on December 31, 2015, was $1.8 million. The Company plans to move certain corporate functions into the newly purchased building on or before March 31, 2016.

The foregoing descriptions of the transaction do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement and related amendment incorporated within previous Current Reports filed on Form 8-K as Exhibits 10.1 on October 13, 2015 and October 21, 2015, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS, INC.
January 8, 2016	/s/ Ekumene M. Lysonge___________________ By: Ekumene M. Lysonge Title: Vice President, General Counsel and Secretary